UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, the Board of Directors (the “Board”) of AzurRx BioPharma, Inc. (the “Company”), a Delaware corporation, rescinded and cancelled certain stock option awards previously made under the Company’s Amended and Restated 2014 Omnibus Equity Incentive Plan (the “Prior Awards”) to James Sapirstein, the Company’s President, Chief Executive Officer and Chairman of the Board, and Daniel Schneiderman, the Company’s Chief Financial Officer, and issued new awards (the “New Awards”) under the Company’s 2020 Omnibus Equity Incentive Plan, as amended and restated (the “2020 Plan”) in an equivalent amount and with equivalent exercise price, vesting and expiration terms to the Prior Awards.

The terms of the New Awards are as follows:

●
stock option awards to Mr. Sapirstein covering 900,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) at an exercise price of $0.85 per share comprised of (i) options to purchase 300,000 shares of Common Stock that vest over a term of 18 months in 18 equal monthly installments starting with the first monthly installment on February 16, 2022, (ii) options to purchase 200,000 shares of Common Stock that vested immediately upon the grant of such options, and (iii) options to purchase 400,000 shares of Common Stock subject to milestone-based vesting based upon the achievement of certain strategic milestones specified by the Board; and

●
stock option awards to Mr. Schneiderman covering an aggregate of 285,006 shares of Common Stock at an exercise price of $0.85 per share comprised of (i) options to purchase 250,000 shares of Common Stock, of which options to purchase 79,860 shares of Common Stock vested immediately upon the grant of such options and the remaining options to purchase 170,140 shares of Common Stock will vest over a term of 2 years and 1 month in 25 equal monthly installments, and (ii) options to purchase 35,006 shares of Common Stock, of which options to purchase 17,502 shares of Common Stock vested immediately upon the grant of such options and the remaining options to purchase 17,504 shares of Common Stock vest over a term of 19 months in 19 equal monthly installments.

This action was approved by the Board following the recommendation of a special committee of the Board upon review of certain matters raised in a stockholder litigation demand letter received by the Company on or about July 27, 2020, as previously disclosed in the Company’s definitive proxy statement, dated August 11, 2020, in connection with stockholder approval of the 2020 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: July 2, 2021	By:	/s/ Daniel Schneiderman
Name: Daniel Schneiderman
Title: Chief Financial Officer